UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response. . . 5.0
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2013

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant.
The Audit Committee of the Board of Directors (the “Audit Committee”) of TriMas Corporation (the “Company”) has approved the dismissal of KPMG LLP (“KPMG”) as the Company's independent registered public accounting firm upon completion of both (i) KPMG's review of the Company’s consolidated financial statements for the three-months ending March 31, 2013 and (ii) the engagement of a new independent registered public accounting firm. On February 28, 2013, the Company notified KPMG that the Audit Committee intends to conduct a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.
KPMG's audit reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2012 and 2011, respectively, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2012 contained an explanatory paragraph stating that the Company acquired Arminak & Associates, LLC (“Arminak”) during 2012 and management excluded from its assessment of the effectiveness of TriMas Corporation’s internal control over financial reporting as of December 31, 2012, Arminak’s internal control over financial reporting associated with total assets of $102.2 million, which represented 9.0% of the Company’s consolidated assets at December 31, 2012, and net sales of $65.9 million, which represented 5.2% of the Company’s consolidated total net sales for 2012. KPMG’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Arminak.
During the fiscal years ended December 31, 2012 and 2011, there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Company provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KPMG's letter dated March 6, 2013 is attached as Exhibit 16.1 hereto.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
16.1	Letter of KPMG LLP dated March 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	March 6, 2013	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, General Counsel and Secretary